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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933



                             SEMOTUS SOLUTIONS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             NEVADA                                       36-3574355
-------------------------------                        ----------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                         718 UNIVERSITY AVE., SUITE 202
                           LOS GATOS, CALIFORNIA 95032
                                 (408) 399-6120
   ---------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)


                                ANTHONY N. LAPINE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             SEMOTUS SOLUTIONS, INC.
                         718 UNIVERSITY AVE., SUITE 202
                           LOS GATOS, CALIFORNIA 95032
                                 (408) 399-6120
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                            EDWARD M. GERGOSIAN, ESQ.
                            GERGOSIAN & GRALEWSKI LLP
                          655 WEST BROADWAY, SUITE 1410
                               SAN DIEGO, CA 92101
                              PHONE: (619) 237-9500
                               FAX: (619) 237-9555

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
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                         CALCULATION OF REGISTRATION FEE

------------------------  ------------  ----------------  ------------------  ----------------
TITLE OF EACH CLASS       AMOUNT        PROPOSED MAXIMUM  PROPOSED MAXIMUM
OF SECURITIES TO BE       TO BE         OFFERING PRICE    AGGREGATE OFFERING  AMOUNT OF
REGISTERED (1)            REGISTERED    PER SHARE (2)     PRICE (2)           REGISTRATION FEE
------------------------  ------------  ----------------  ------------------  ----------------
Common stock, $0.01 Par      250,299         $0.82          $ 205,245.18         $ 6.30
Value, to be offered
for resale by selling
stockholders (3)
------------------------  ------------  ----------------  ------------------  ----------------
TOTAL                        250,299                        $ 205,245.18         $ 6.30
------------------------  ------------  ----------------  ------------------  ----------------


     (1) In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

     (2) Based upon the average of the high and low sales prices of the common stock as reported by the American Stock Exchange on November 15, 2007, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     (3) Represents restricted common stock that was issued upon the conversion of two promissory notes, a $225,000 promissory note issued to Mr. Richard Sullivan resulted in the issuance of 60,000 shares of restricted common stock to Mr. Sullivan and 60,000 shares of restricted common stock to NTCH, Inc., and a $200,000 promissory note issued to Miro Knezevic and Gail L. Knezevic, Co-Trustees, Knezevic Family Trust dated June 30, 1992 ("Knezevic") resulted in the issuance of 308,152 shares of restricted common stock to Knezevic, 177,853 of which were already registered under a prospectus that went effective on September 11, 2007, leaving 130,299 shares of restricted common stock unregistered, for a total of 250,299 shares of restricted common stock to be registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                                                                               1

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

             PROSPECTUS SUBJECT TO COMPLETION DATED _________, 2007
================================================================================


                             SEMOTUS SOLUTIONS, INC.

                                     [LOGO]

                         250,299 SHARES OF COMMON STOCK

                          -----------------------------

     The "selling stockholders" named in this prospectus may sell up to 250,299 shares of common stock par value $0.01 per share, that were issued upon conversion of two promissory notes, a $225,000 promissory note issued to Mr. Richard Sullivan resulted in the issuance of 60,000 shares of restricted common stock to Mr. Sullivan and 60,000 shares of restricted common stock to NTCH, Inc., and a $200,000 promissory note issued to Miro Knezevic and Gail L. Knezevic, Co-Trustees, Knezevic Family Trust dated June 30, 1992 ("Knezevic") resulted in the issuance of 308,152 shares of restricted common stock to Knezevic, 177,853 of which were already registered under a prospectus that went effective on September 11, 2007, leaving 130,299 shares of restricted common stock unregistered. We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders.

     We are registering the offer and sale of these shares in order to allow the selling stockholders to freely resell their shares of common stock, but the registration of such shares does not necessarily mean that any of the shares will be offered or sold by the selling stockholders.

     Our shares of common stock are traded on the American Stock Exchange under the symbol "DLK". On November 15, 2007, the closing sale price of our common stock was $0.84 per share.

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

                           --------------------------


               THE DATE OF THIS PROSPECTUS IS _____________, 2007






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
                                TABLE OF CONTENTS



     ------------------------------------------------------ --------------
                                                                     PAGE
     ------------------------------------------------------ --------------
     Semotus Solutions, Inc.                                            4
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     Special Note Regarding Forward-Looking Statements                  5
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     Risk Factors                                                       5
     ------------------------------------------------------ --------------
     Use of Proceeds                                                   12
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     Selling Stockholders                                              12
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     Plan of Distribution                                              13
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     Legal Matters                                                     15
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     Experts                                                           15
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     Documents Incorporated By Reference                               15
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     Available Information                                             16
     ------------------------------------------------------ --------------
     Disclosure of SEC Position of Indemnification
     for Securities Act Liabilities                                    16
     ------------------------------------------------------ --------------





YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.












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                                                                               3

                             SEMOTUS SOLUTIONS, INC.

OUR BUSINESS
Semotus(R) Solutions, Inc. ("We" or "Our"), is a leading provider of enterprise application software connecting employees wirelessly to critical business systems, information, and processes. We help mobile employees make better and faster decisions, increase customer satisfaction, and improve efficiencies in business processes for shorter sales and service cycles. Our wireless software products and services include our HipLinkXS family of software. Our enterprise application software and services provide mobility, convenience, and efficiency and improve profitability. These software solutions provide real time, event driven alerting, mobile access and control of business-critical software applications, databases, networks and servers.

We were formed under the laws of the State of Nevada on June 18, 1996. On June 27, 1996, we went public through an acquisition of a public corporation, Datalink Communications Corporation ("DCC"), which was previously Lord Abbott, Inc., a Colorado corporation formed in 1986. As a part of the transaction, we also acquired a Canadian corporation, DSC Datalink Systems Corporation, incorporated in Vancouver, British Columbia, which changed its name to Semotus Systems Corp.

We currently have one wholly owned subsidiary: Clickmarks, Inc. ("Clickmarks"). All significant intercompany transactions and balances have been eliminated in consolidation. In the year ended March 31, 2007, we closed the operations of Expand Beyond Corporation, and Expand Beyond filed for liquidation under Chapter 7 of the U.S. Bankruptcy Code on October 15, 2007. We also transferred our research and development activities from Vancouver, Canada to Pakistan. Additionally, the Global Market Pro Family and other legacy wireless financial data consumer services and software were sold to Stockgroup Systems, Ltd. pursuant to an asset purchase agreement signed in May of 2007. Operations of Clickmarks consist mainly of sales of software products and professional services and support of existing software applications. Clickmarks utilizes a patented Presentation Level Integration (PLI) technology which enables rapid creation of composite applications and web services out of existing backend systems, which may be delivered via web, portal, and mobile front-ends. Clickmarks' technology has also been added to our HipLinkXS family of software products, as well as sold as a stand-alone software solution.

OUR CORPORATE INFORMATION
Our principal offices are located at 718 University Ave., Suite 202, Los Gatos, CA 95032, our telephone number is 408-399-6120, and our website can be accessed at http://www.semotus.com. Information contained in our website does not constitute part of this prospectus. In this prospectus, references to "Semotus Solutions," "Semotus," "we," "us" and "our" refer to Semotus Solutions, Inc. and our subsidiaries unless the context requires otherwise.

We were formed under the laws of the State of Nevada on June 18, 1996. On June 27, 1996, we went public through an acquisition of a public corporation, Datalink Communications Corporation ("DCC"), which was previously Lord Abbott, Inc., a Colorado corporation formed in 1986. As a part of the transaction, we also acquired a Canadian corporation, DSC Datalink Systems Corporation, incorporated in Vancouver, British Columbia, which changed its name to Semotus Systems Corp.

PROSPECTUS SUMMARY
The "selling stockholders" named in this prospectus may sell up to 250,299 shares of common stock, that were issued upon conversion of two promissory notes, a $225,000 promissory note issued to Mr. Richard Sullivan resulted in the issuance of 60,000 shares of restricted common stock to Mr. Sullivan and 60,000 shares of restricted common stock to NTCH, Inc., and a $200,000 promissory note issued to Miro Knezevic and Gail L. Knezevic, Co-Trustees, Knezevic Family Trust dated June 30, 1992 ("Knezevic") resulted in the issuance of 308,152 shares of restricted common stock to Knezevic, 177,853 of which were already registered under a prospectus that went effective on September 11, 2007, leaving 130,299 shares of restricted common stock unregistered, for a total of 250,299 shares of restricted common stock to be registered. We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders.

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                                                                               4

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary" and "Risk Factors," contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial and operating performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from that expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "our future success depends," "seek to continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results except as required by law.

                                  RISK FACTORS

Investing in our shares is very risky. You should be able to bear a complete loss of your investment. In deciding whether to purchase our shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus, our most recent annual report on Form 10-KSB, and the other documents incorporated by reference into this prospectus:

Our business and the results of our operations are affected by a variety of risk factors, including those described below.

RISK FACTORS PARTICULAR TO SEMOTUS

WE HAVE HISTORICALLY INCURRED LOSSES AND ALTHOUGH WE HAVE ACHIEVED NET INCOME FOR THE FIRST TWO QUARTERS OF THIS FISCAL YEAR ENDING MARCH 31, 2008, WE MAY NOT BE ABLE TO SUSTAIN SUCH GROWTH AND LOSSES MAY RETURN IN THE FUTURE.

We recorded a net loss for each year since our current business started in 1996 through our fiscal year ended March 31, 2007. As of March 31, 2007, we had an accumulated deficit of $69,264,178.

Although we have achieved profitability for the three and six months ended September 30, 2007, this was not due to an increase in operating revenue, but instead mainly due to a one time license of our HipLink product, which is non-recurring income. We expect to continue to incur operating losses in the future. Many of our operating expenses are fixed in the short term. We have incurred (and may incur in the future) losses from the impairment of goodwill or other intangible assets, or from the impairment of the value of private companies that we acquired. We must therefore generate revenues sufficient to offset these expenses in order for us to become profitable. If we do continue to achieve profitability in the short term, we may not be able to sustain it. We may not achieve or sustain our revenue or profit goals and our operating losses may continue or grow in the future.

IF WE DO NOT HAVE SUFFICIENT CAPITAL TO FUND OUR OPERATIONS, WE MAY BE FORCED TO DISCONTINUE PRODUCT DEVELOPMENT, REDUCE OUR SALES AND MARKETING EFFORTS OR FOREGO ATTRACTIVE BUSINESS OPPORTUNITIES.

To help ensure that we would have sufficient capital to take advantage of our core business opportunities, we have taken significant actions during the past two fiscal years to reduce our operating expenses. Most of our current operating expenses, such as employee compensation and lease payments for facilities and equipment, are relatively stable and these expense levels are based in part on our expectations regarding future revenues. As a result, any shortfall in our revenues relative to our expectations could cause significant changes in our operating results from quarter to quarter. If the cost-cutting actions that we have taken are insufficient, we may not have sufficient capital to fund our operations, and additional capital may not be available on acceptable terms, if at all. Any of these

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                                                                               5
outcomes could adversely impact our ability to respond to competitive pressures or could prevent us from conducting all or a portion of our planned operations. We may need to undertake additional measures to reduce our operating expenses in the future.

We expect that the cash we receive through our operations and our cash on hand will be sufficient to meet our working capital and capital expenditure needs for the next 12 months. After that, we may need to raise additional funds, and additional financing may not be available on acceptable terms, if at all. We also may require additional capital to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. If we issue additional equity securities to raise funds, the ownership percentage of existing shareholders will be reduced. If we incur debt, the debt will rank senior to our common shares, and we will incur debt service costs.

WE MAY NOT ACHIEVE PROFITABILITY IF WE ARE UNABLE TO MAINTAIN, IMPROVE AND DEVELOP THE WIRELESS DATA SERVICES WE OFFER.

We believe that our future business prospects depend in part on our ability to maintain and improve our current services and to develop new ones on a timely basis. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. As a result of the complexities inherent in our service offerings, major new wireless data services and service enhancements require long development and testing periods. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance. If we cannot effectively maintain, improve and develop services we may not be able to recover our fixed costs or otherwise become profitable.

ANY ANNOUNCED POTENTIAL MERGERS MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND OUR RESULTS OF OPERATIONS.

If an announced potential merger is significantly delayed and/or not completed, such as the previously announced potential mergers with Citytalk and Innofone that have not closed and are not expected to close, the price of our common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed. In addition, in response to the announcement of the mergers, our customers and strategic partners may delay or defer decisions which could have a material adverse effect on our business regardless of whether a merger is ultimately completed. Similarly, current and prospective employees of our company may experience uncertainty about their future roles with a combined company. These conditions may adversely affect employee morale and our ability to attract and retain key management, sales, marketing and technical personnel. In addition, focus on mergers and related matters has resulted in, and may continue to result in, the diversion of management attention and resources. To the extent that there is uncertainty about the closing of a merger, or if a merger does not close, our business may be harmed if customers, strategic partners or others believe that we cannot effectively compete in the marketplace without a merger or if there is customer and employee uncertainty surrounding the future direction of our company on a stand-alone basis.

IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE, OUR SERVICES MAY BECOME OBSOLETE AND WE MAY LOSE SALES.

The wireless and data communications industries are characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with wireless handheld devices and the computer systems of our customers. Our services must also be compatible with the data networks of wireless carriers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our ability to grow and achieve profitability will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

     o    effectively use and integrate new wireless and data technologies;
     o    continue to develop our technical expertise;
     o    enhance our wireless data, engineering and system design services;
     o    develop applications for new wireless networks; and
     o influence and respond to emerging industry standards and other changes.

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                                                                               6

WE MAY FAIL TO SUPPORT OUR ANTICIPATED EVENTUAL GROWTH IN OPERATIONS WHICH COULD REDUCE DEMAND FOR OUR SERVICES AND MATERIALLY ADVERSELY AFFECT OUR REVENUE.

Our business strategy is based on the assumption that the number of subscribers to our services, the amount of information they want to receive and the number of services we offer will all increase. We must continue to develop and expand our systems and operations to accommodate this growth. The expansion and adaptation of our customer service and network operations center requires substantial financial, operational and management resources. We may be unable to expand our operations for one or more of the following reasons:

     o we may not be able to locate or hire at reasonable compensation rates qualified engineers and other employees necessary to expand our capacity;
     o we may not be able to obtain the hardware necessary to expand our capacity;
     o we may not be able to expand our customer service, billing and other related support systems; and
     o we may not be able to obtain sufficient additional capacity from wireless carriers.

Due to the limited deployment of our services to date, the ability of our systems and operations to connect and manage a substantially larger number of customers while maintaining superior performance is unknown. Any failure on our part to develop and maintain our wireless data services as we experience growth could significantly reduce demand for our services and materially adversely affect our revenue.

WE MAY FAIL TO SUPPORT OUR OPERATIONS, WHICH COULD REDUCE DEMAND FOR OUR SERVICES AND MATERIALLY ADVERSELY AFFECT OUR REVENUE.

Our business strategy is based on the assumption that the number of subscribers to our services, the amount of information they want to receive and the number of services we offer will all increase. We must continue to develop and expand our systems and operations to accommodate this growth. The expansion and or maintenance and adaptation of our customer service and network operations centers require substantial financial, operations and management resources. At the same time, we have reduced our operating expenses, which entails a reduction in operational and management resources. While we believe that our cost reductions were targeted at areas that are not necessary to maintain and develop our ability to serve customers, there can be no assurance that we will succeed in lowering costs while maintaining our ability to provide service. If we fail to maintain or improve service levels, we may lose customers and/or the opportunity to provide more services and products.

WE DEPEND ON RECRUITING AND RETAINING KEY MANAGEMENT AND TECHNICAL PERSONNEL WITH WIRELESS DATA AND SOFTWARE EXPERIENCE AND WE MAY NOT BE ABLE TO DEVELOP NEW PRODUCTS OR SUPPORT EXISTING PRODUCTS IF WE CANNOT HIRE OR RETAIN QUALIFIED EMPLOYEES.

Because of the technical nature of our products and the dynamic market in which we compete, our performance depends on attracting and retaining key employees. Competition for qualified personnel in the wireless data and messaging software industries is intense, and finding and retaining qualified personnel with experience in both industries is even more difficult. We believe there are only a limited number of individuals with the requisite skills in the field of wireless data communication, and it is increasingly difficult to hire and retain these persons. We have a written employment agreement with Anthony N. LaPine, the Company's Chairman, CEO. We do not have employment agreements with any other officer or employee. If we lose the services of Mr. LaPine or any other key officer or key employee, such as Pamela LaPine, Tali Durant or Charles K. Dargan, we may not be able to manage or operate our business successfully and achieve our business objectives.

OUR FUTURE REVENUES AND OPERATING RESULTS ARE DEPENDENT TO A LARGE EXTENT UPON GENERAL ECONOMIC CONDITIONS, CONDITIONS IN THE WIRELESS SERVICES MARKET AND CONDITIONS IN OUR PRIMARY TARGET MARKETS.

Our future revenues and operating results are dependent to a large extent upon general economic conditions, conditions in the wireless market and within that market, our primary target markets of financial services and software and messaging and communications software. Economic activity continues to be slow in these markets, and our sales cycle is significantly extended as existing and potential customers continue to reduce their spending commitments, deferring wireless projects and declining to make investments in new wireless services. Moreover, adoption of wireless services has not proceeded as rapidly as previously anticipated. If general economic conditions continue to be adverse, if the economies in which our target customers are located continue to suffer from a recession, if demand for our solutions does not expand, or if war or terrorism impacts the U.S., Canada or our other target markets, our ability to increase our customer base may be limited, and our revenue may decrease further.

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                                                                               7

WE DEPEND UPON WIRELESS NETWORKS OWNED AND CONTROLLED BY OTHERS. IF WE DO NOT HAVE CONTINUED ACCESS TO SUFFICIENT CAPACITY ON RELIABLE NETWORKS, WE MAY BE UNABLE TO DELIVER SERVICES AND OUR SALES COULD DECREASE.

Our ability to grow and achieve profitability partly depends on our ability to buy sufficient capacity on the networks of wireless carriers and on the reliability and security of their systems. We depend on these companies to provide uninterrupted and trouble free service and would not be able to satisfy our customers' needs if they failed to provide the required capacity or needed level of service. In addition, our expenses would increase and our profitability could be materially adversely affected if wireless carriers were to increase the prices of their services.

OUR SUCCESS IS DEPENDENT IN PART ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY, AND OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY COULD HAVE A SIGNIFICANT ADVERSE IMPACT IN OUR BUSINESS.

Our success and ability to compete effectively are dependent in part upon our proprietary technology. We rely on a combination of copyright, trademark and trade secret laws, as well as nondisclosure agreements and other contractual restrictions, to establish and protect our proprietary rights. The measures we undertake may not be adequate to protect our proprietary technology. To date, we have federally registered certain of our trademarks and applied for a patent on our financial data services software. Our practice is to affix copyright notices on our software and product literature in order to assert copyright protection for these works. The lack of federal registration of all of our trademarks and copyrights may have an adverse effect on our intellectual property rights in the future. The sale of all of our patents, even while retaining a grant-back license to continue developing and licensing the technology underlying these patents, limits our ability to enforce our intellectual property rights. Additionally, we may be subject to further risks as we enter into transactions in countries where intellectual property laws are unavailable, do not provide adequate protection or are difficult to enforce. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to duplicate aspects of our products or to obtain and use information that we regard as proprietary. Our steps to protect our proprietary technology may not be adequate to prevent misappropriation of such technology, and may not preclude competitors from independently developing products with functionality or features similar to our products. If we fail to protect our proprietary technology, our business, financial condition and results of operations could be harmed significantly.

OUR SALES CYCLE IS LONG, AND OUR STOCK PRICE COULD DECLINE IF SALES ARE DELAYED OR CANCELLED.

Quarterly fluctuations in our operating performance are exacerbated by the length of time between our first contact with a business customer and the first revenue from sales of services to that customer or end users. Because our services represent a significant investment for our business customers, we spend a substantial amount of time educating them regarding the use and benefits of our services and they, in turn, spend a substantial amount of time performing internal reviews and obtaining capital expenditure approvals before purchasing our services. As much as a year may elapse between the time we approach a business customer and the time we begin to deliver services to a customer or end user. Any delay in sales of our services could cause our quarterly operating results to vary significantly from projected results, which could cause our stock price to decline. In addition, we may spend a significant amount of time and money on a potential customer that ultimately does not purchase our services.

OUR SOFTWARE MAY CONTAIN DEFECTS OR ERRORS, AND OUR SALES COULD GO DOWN IF THIS INJURES OUR REPUTATION OR DELAYS SHIPMENTS OF OUR SOFTWARE.

Our software products and platforms are complex and must meet the stringent technical requirements of our customers. We must develop our services quickly to keep pace with the rapidly changing software and telecommunications markets. Software as complex as ours is likely to contain undetected errors or defects, especially when first introduced or when new versions are released. Our software may not be free from errors or defects after delivery to customers has begun, which could result in the rejection of our software or services, damage to our reputation, lost revenue, diverted development resources and increased service and warranty costs.

WE MAY BE SUBJECT TO LIABILITY FOR TRANSMITTING INFORMATION, AND OUR INSURANCE COVERAGE MAY BE INADEQUATE TO PROTECT US FROM THIS LIABILITY.

We may be subject to claims relating to information transmitted over systems we develop or operate. These claims could take the form of lawsuits for defamation, negligence, copyright or trademark infringement or other actions based on the nature and content of the materials. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.

DISRUPTION OF OUR SERVICES DUE TO ACCIDENTAL OR INTENTIONAL SECURITY BREACHES MAY HARM OUR REPUTATION CAUSING A LOSS OF SALES AND INCREASED EXPENSES.

A significant barrier to the growth of wireless data services or transactions on the Internet or by other electronic

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                                                                               8
means has been the need for secure transmission of confidential information. Our systems could be disrupted by unauthorized access, computer viruses and other accidental or intentional actions. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If a third-party were able to misappropriate our users' personal or proprietary information or credit card information, we could be subject to claims, litigation or other potential liabilities that could materially adversely impact our revenue and may result in the loss of customers.

ANY TYPE OF SYSTEMS FAILURE COULD REDUCE SALES, OR INCREASE COSTS OR RESULT IN CLAIMS OF LIABILITY.

Our existing wireless data software and services are dependent on real-time, continuous feeds from outside third parties. The ability of our subscribers to obtain data or make wireless transactions through our software and service requires timely and uninterrupted connections with our wireless network carriers. Any significant disruption in the feeds or wireless carriers could result in delays in our subscribers' ability to receive information or execute wireless transactions. There can be no assurance that our systems will operate appropriately if we experience a hardware or software failure or if there is an earthquake, fire or other natural disaster, a power or telecommunications failure, insurrection or an act of war. A failure in our systems could cause delays in transmitting data, and as a result we may lose customers or face litigation that could involve material costs and distract management from operating our business.

AN INTERRUPTION IN THE SUPPLY OF PRODUCTS AND SERVICES THAT WE OBTAIN FROM THIRD PARTIES COULD CAUSE A DECLINE IN SALES OF OUR SERVICES.

In designing, developing and supporting our wireless data software and services, we rely on wireless carriers, wireless handheld device manufacturers, content providers and software providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services unless and until we are able to replace the functionality provided by these products and services.

We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. In addition, we rely on the ability of our content providers to continue to provide us with uninterrupted access to the news and financial information we provide to our customers. The failure of third parties to meet these criteria, or their refusal or failure to deliver the information for whatever reason, could materially harm our business.

RISK FACTORS RELATED TO OUR INDUSTRY

THE MARKET FOR WIRELESS DATA SOFTWARE APPLICATIONS AND SERVICES IS HIGHLY UNCERTAIN AND WE MAY NOT BE ABLE TO SELL ENOUGH OF OUR SOFTWARE OR SERVICES TO BECOME PROFITABLE.

The market for wireless data software and services is still emerging and continued growth in demand for and acceptance of these software applications and services remains uncertain. Current barriers to market acceptance of these services include cost, reliability, functionality and ease of use. We cannot be certain that these barriers will be overcome. Our competitors may develop alternative wireless data communications systems that gain broader market acceptance than our systems. If the market for our software and services does not grow or grows more slowly than we currently anticipate, we may not be able to attract enough customers for our software and services, and our revenues, business, financial condition and operating results would be adversely affected.

THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO EFFECTIVELY COMPETE AGAINST CURRENT AND FUTURE COMPETITORS.

There are a number of competitors who are larger and have much greater resources than we do. Many of our competitors have more experienced people and larger facilities and budgets than we do. These competitors could use their resources to conduct greater amounts of research and development and to offer services at lower prices than we can. These factors may adversely affect our ability to compete by decreasing the demand for our products and services.

OUR ABILITY TO SELL NEW AND EXISTING SOFTWARE AND SERVICES AT A PROFIT COULD BE IMPAIRED BY COMPETITORS.

Intense competition could develop in the market for the software and services we offer. We developed our software using standard industry development tools. Many of our agreements with wireless carriers, wireless handheld device

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                                                                               9
manufacturers and data providers are non-exclusive. Our competitors could develop and use the same products and services in competition with us. With time and capital, it would be possible for competitors to replicate our services. Our potential competitors could include: wireless network carriers such as Verizon Wireless, Cingular, Sprint PCS, TMobile, Nextel and AT&T Wireless; wireless device manufacturers, such as Apple, Palm, Motorola, Good Technology and RIM; software developers such as Microsoft Corporation; and systems integrators such as IBM. Most of our potential competitors have significantly greater resources than we do. Furthermore, competitors may develop a different approach to marketing the software and services we provide in which subscribers may not be required to pay for the information provided by our software and services. Competition could reduce our market share or force us to lower prices to unprofitable levels.

NEW LAWS AND REGULATIONS THAT IMPACT OUR INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS.

We are not currently subject to direct regulation by the Federal Communications Commission ("FCC") or any other governmental agency, other than regulations applicable to businesses in general. However, in the future, we may become subject to regulation by the FCC or another regulatory agency. In addition, the wireless carriers who supply us airtime are subject to regulation by the FCC and regulations that affect them could adversely affect our business, by, for example, increasing our costs or reducing our ability to continue selling and supporting our services. Our business could suffer depending on the extent to which our activities or those of our customers or suppliers are regulated.

WE MAY FACE INTERRUPTION OF PRODUCTION AND SERVICES DUE TO INCREASED SECURITY MEASURES IN RESPONSE TO TERRORISM.

Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the terrorist activities and potential activities. We may also experience delays in receiving payments from payers that have been affected by the terrorist activities and potential activities. The U.S. economy in general is being adversely affected by the terrorist activities and potential activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

RISK FACTORS RELATED TO OUR STOCK PRICE

THE CONTINUED LISTING OF OUR COMMON STOCK ON THE AMERICAN STOCK EXCHANGE IS UNCERTAIN.

We received a deficiency letter from the American Stock Exchange (Amex) dated July 14, 2006, advising that, based upon its review of our financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, we are not in compliance with Amex' continued listing requirements. Specifically, we are not in compliance with Section 1003(a)(iii) of the Amex Company Guide, because our stockholders' equity is less than $6,000,000 and we sustained losses from continuing operations and/or net losses in our five most recent fiscal years. We submitted a compliance plan to Amex in August of 2006 which outlines our plans to regain compliance with Amex' continued listing requirements. Since that time, we have provided updates and amendments to our original compliance plan. The plan was approved on November 15, 2006. Therefore, our listing is being continued pursuant to an extension period that was to end concurrent with the closing of the merger with Citytalk, Inc. However, all contractual extensions with Citytalk have expired, and we have decided to pursue other alternatives to the merger with Citytalk and NTCH. To maintain our listing, we are subject to periodic review by AMEX staff during this extension period. If we do not make progress consistent with our plan, the AMEX will initiate delisting proceedings pursuant to Section 1009 of the AMEX Company Guide. As of September 30, 2007 our total stockholders' equity was greater than $6,000,000, at $6,674,358 and our net income for the six months ended September 30, 2007 was $3,471,805.

SALES OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK BY OUR MAJOR STOCKHOLDERS AND OTHERS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Sales of substantial numbers of shares of common stock by our major stockholders in the public market could harm the price of our common stock. As of November 8, 2007, Anthony N. LaPine, our Chief Executive Officer and Chairman of the Board, beneficially owned 142,200 shares of our common stock. These shares are eligible

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                                                                              10
for resale into the public market within the restrictions imposed by Rule 144 under the Securities Act of 1933. Sales of a significant amount of these shares could adversely affect the market price of our common stock. In addition, as of September 30, 2007, we have granted and have outstanding 250,673 options, with 192,749 of those options immediately exercisable, to purchase our common shares in accordance with our 1996 and 2005 Stock Option Plans. The exercise of options and the subsequent sale of shares could adversely affect the market price of our common shares.

In addition, we recently filed a registration statement with the Securities and Exchange Commission that was declared effective by the Securities and Exchange Commission on September 11, 2007 to qualify the resale of up to 177,853 shares of common stock. We are unable to predict the effect that sales of these shares may have on the then prevailing market price of our shares. It is likely that market sales of large amounts of our shares (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of our shares.

FUTURE SALES OF COMMON SHARES BY OUR EXISTING SHAREHOLDERS COULD CAUSE OUR SHARE PRICE TO FALL.

The volume of trading in our common shares on the American Stock Exchange has not been substantial. As a result, even small dispositions of our common shares in the public market could cause the market price of the common shares to fall. The perception among investors that these sales will occur could also produce this effect.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

The trading price of our common stock has historically been highly volatile. Since we began trading on the American Stock Exchange, our stock price has ranged from $0.75 to $840.00 (as adjusted for stock splits). We expect that the market price of our common stock will continue to fluctuate as a result of variations in our quarterly operating results and other factors beyond our control. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, due to the technology-intensive and emerging nature of our business, the market price of our common stock may rise and fall in response to a variety of factors, including:

     o    announcements of technological or competitive developments;
     o    acquisitions or strategic alliances by us or our competitors;
     o    the gain or loss of a significant customer or order;
     o changes in estimates of our financial performance or changes in recommendations by securities analysts regarding us or our industry; or
     o    general market or economic conditions.

This risk may be heightened because our industry is relatively new and evolving, characterized by rapid technological change and susceptible to the introduction of new competing technologies or competitors.

In addition, the market for internet, wireless and technology companies in particular has experienced extreme price and volume fluctuations. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. These broad market and industry factors and general economic conditions may materially and adversely affect our stock price.

WE DO NOT PLAN TO PAY ANY DIVIDENDS.

Our shares should not be purchased by investors who need income from their holdings. We intend to retain any future earnings to fund the operation and expansion of our business. We do not anticipate paying cash dividends on our shares in the future. As a result, our common stock is not a good investment for people who need income from their holdings.

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                                                                              11

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders.


                              SELLING STOCKHOLDERS

     Certain stockholders may offer an aggregate of 250,299 shares of common stock for resale. The shares are being offered for the account of the stockholders in the table below and their donees or pledgees.

     The following table sets forth information concerning the selling stockholders, including:

     - the number of shares owned by the selling stockholders prior to the offering; and

     -    the transaction by which the selling stockholders acquired the shares;
          and

     -    the number of shares offered by the selling stockholders; and

     - the number of shares and percentage of common stock beneficially owned after the offering.

We have no knowledge of the intentions of the selling stockholders to actually sell any of the securities listed under the column "Total Number of Shares Being Offered". There are no material relationships between the selling stockholders and us other than as disclosed below.






















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                                                                              12

                                                              TOTAL       SHARES BENEFICIALLY
                                              NUMBER OF     NUMBER OF     OWNED AFTER OFFERING
                                                SHARES        SHARES     ------------------------
                                             BENEFICIALLY     BEING                    PERCENTAGE
NAME OF SELLING STOCKHOLDER                     OWNED        OFFERED       NUMBER      OF CLASS(1)
----------------------------                 ----------    ----------    ----------    ----------
(2)  Miro Knezevic and Gail L. Knezevic,
     Co-Trustees, Knezevic Family Trust
     dated June 30, 1992                        308,152       130,299          0           0%
(3)  Richard Sullivan                            60,000        60,000          0           0%
(3)  NTCH, Inc.                                  60,000        60,000          0           0%
                                             ----------    ----------    ----------    ----------
TOTAL                                           428,152       250,299          0           0%


(1) Assumes all of the shares of common stock offered are sold. Calculated pursuant to Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (referred to herein as the "Exchange Act"), based on 2,206,164 shares of common stock issued and outstanding on November 1, 2007.
(2) In connection with a Convertible Promissory Note, as amended, on October 23, 2007, Miro Knezevic and Gail L. Knezevic, Co-Trustees, Knezevic Family Trust dated June 30, 1992 requested the conversion of the entire outstanding principal amount of $200,000 of their Convertible Promissory Note and all accrued interest up to and including October 23, 2007, which comes to a total of $214,520.55, into restricted common shares of Semotus Solutions, Inc. at a conversion price equal to $0.69615 per share (a 15% discount to the ten day average trading price prior to the date of conversion), which equals a total of 308,152 shares of our restricted common stock. As part of the terms of the amendment to the note, we agreed to grant certain piggyback registration rights on the 130,299 shares that have not yet been registered on a registration statement with the Securities and Exchange Commission, to qualify the resale of these shares of common stock issuable upon the conversion of the note.
(3) In connection with a convertible promissory note that was converted on September 13, 2007; Mr. Richard Sullivan requested the conversion of the entire outstanding principal amount of $225,000 of the convertible promissory note issued to him on November 13, 2006, and all accrued interest up to and including September 13, 2007, which comes to a total of $240,000, into restricted common shares of Semotus Solutions, Inc. at a conversion price equal to two dollars ($2.00) per share (reflecting the 20 for 1 reverse split that occurred on July 20, 2007), which equals a total of 120,000 shares of our restricted common stock. In accordance with Mr. Sullivan's request, one half of the 120,000 shares, or 60,000 shares, were issued to Mr. Sullivan and the other half of the shares were issued to NTCH, Inc.

     No information is given with respect to beneficial ownership after the offering because we are assuming that all of the shares of common stock offered will be sold.

     The information concerning the selling stockholders may change from time to time and will be set forth in supplements to this prospectus.

                              PLAN OF DISTRIBUTION

     The purpose of this prospectus is to permit the selling stockholders to offer and sell up to an aggregate of 250,299 shares at such times and at such places as they choose. The decision to sell any shares is within the sole discretion of the holder thereof.

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                                                                              13

     The distribution of the common stock by the selling stockholders may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholders, or by permitted transferees or successors of the selling stockholders, on the American Stock Exchange, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

     * On the American Stock Exchange or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

     * Through underwriters, or through underwriting syndicates.

     * Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

       a. Block trades in which the broker or dealer acts as principal to facilitate the transactions.

       b. Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

       c.   Ordinary brokerage transactions.

       d.   Transactions in which the broker solicits purchasers.

     * Directly to one or more purchasers

     * A combination of these methods.

     The names of any underwriters or agents involved in the sale of the common stock will be set forth in a prospectus supplement.

     In connection with the distribution of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. The selling stockholders may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling stockholders or their underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholders may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be

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                                                                              14
purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

     Unless granted an exemption by the Commission from Rule Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholders will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholders and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any of our common stock or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

     We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders.

     We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

     We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $2,020. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above.

     In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

                                  LEGAL MATTERS

The legality of the shares offered hereby is being passed upon for us by Gergosian & Gralewski LLP located in San Diego, California. Gergosian & Gralewski LLP was compensated for this legal opinion, and other services it will provide to us as a member of our advisory board, through the issuance of options to purchase up to 5,000 shares of our common stock, exercisable at $1.06 per share and vesting monthly over a two year period commencing as of August 13, 2007.

                                     EXPERTS

     The financial statements for the years ended March 31, 2007 and 2006 incorporated by reference in this Prospectus have been audited by L.L. Bradford & Company, LLC, independent registered public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the Commission or documents that we will file with the Commission in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we close this offering. The documents we incorporate by reference are:

     (a) Our annual report on Form 10-KSB for the fiscal year ended March 31, 2007.

     (b) Our quarterly reports on Form 10-QSB for the fiscal quarters ended June 30, 2007 and September 30, 2007.

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                                                                              15

     (c) Our Current Reports on Form 8-K, including any amendments thereto, filed on May 11, 2007, July 9, 2007, July 24, 2007, July 27, 2007, September 19,
2007 and October 29, 2007.

     (d) Our Proxy Statement for our Annual Meeting to be held on September 20, 2007.

     (e) The description of our shares contained in the registration statement on Form 8-A filed on December 15, 2000.

     All reports and other documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities covered by this prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                              AVAILABLE INFORMATION

     We will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference. Requests should be made to Semotus Solutions, Inc. 718 University Ave., Suite 202, Los Gatos, California 95032, telephone
(408) 399-6120, and directed to the attention of Tali Durant, Corporate
Secretary.

     We are subject to certain informational reporting requirements of the Exchange Act and accordingly file reports and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. Additional updating information with respect to the securities covered herein may be provided in the future to purchasers by means of appendices to this prospectus.

     We have filed with the SEC in Washington, DC a registration statement under the Securities Act with respect to the securities offered or to be offered hereby. This prospectus does not contain all of the information included in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information about Semotus Solutions and the securities offered hereby, reference is made to the registration statement and the exhibits thereto. The registration statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC's Internet site (http://www.sec.gov.).

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.



                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the registration fee, the amounts stated are estimates.

          -------------------------------- ----------------
          Registration Fees                            $20
          -------------------------------- ----------------
          Legal Fees and Expenses                  $ 1,000
          -------------------------------- ----------------
          Accounting Fees and Expenses             $ 1,000
          -------------------------------- ----------------
          TOTAL                                    $ 2,020
          -------------------------------- ----------------

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                                                                              16

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Semotus Solutions, Inc. is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) Subsection (1) of Section 78.751 of the Nevada Corporation Law empowers a corporation to "indemnify any person who is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful."

     Subsection (2) of Section 78.751 empowers a corporation to "indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper."

     Subsection 78.751(3) further provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     (b) Article VII of our Articles of Incorporation provides that we are authorized to indemnify directors, officers, employees and agents to the full extent allowed for under the Nevada Business Corporation Act.

     (c) Article XI of our Articles of Incorporation provides that no director, officer or stockholder of Semotus Solutions shall be personally liable for damages for breach of fiduciary duty as a director or officer; provided, that this provision shall not eliminate liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments or distributions in violation of Nevada law.

     (d) Semotus' directors and officers are covered by insurance maintained by Semotus against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

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                                                                              17

     (e) The Registration Rights Agreement (Exhibit 10.1 hereto) provides for indemnification of the officers and directors of Semotus by the Investors, with regard to certain liabilities arising under the Securities Act of 1933, as amended, or other federal or state law.

ITEM 16.  EXHIBITS.

---------- -------------------------------------------------- ---------------------------------
EXHIBIT
NUMBER     DESCRIPTION                                        LOCATION
---------- -------------------------------------------------- ---------------------------------
2.1        Investment Agreement dated February 1, 2007 by     Incorporated by reference to
           and among Semotus Solutions, Inc. and Miro         Exhibit 2.1 of Registrant's Form
           Knezevic and Gail L. Knezevic, Co-Trustees,        8-K filed on February 7, 2007.
           Knezevic Family Trust dated June 30, 1992.
---------- -------------------------------------------------- ---------------------------------
2.2        Investment Agreement by and among Semotus          Incorporated by reference to
           Solutions, Inc. and Richard Sullivan dated         Exhibit 2.2 of Registrant's Form
           November 13, 2006.                                 8-K filed on November 16, 2006.
---------- -------------------------------------------------- ---------------------------------
4.1        Convertible Promissory Note dated February 1,      Incorporated by reference to
           2007.                                              Exhibit 4.1 of Registrant's Form
                                                              8-K filed on February 7, 2007.
---------- -------------------------------------------------- ---------------------------------
4.2        Amendment to the Convertible Promissory Note       Incorporated by reference to
           dated October 23, 2007.                            Exhibit 4.2 of Registrant's Form
                                                              8-K filed on October 27, 2007.
---------- -------------------------------------------------- ---------------------------------
4.3        Convertible Promissory Note dated November 13,     Incorporated by reference to
           2006.                                              Exhibit 4.1 of Registrant's Form
                                                              8-K filed on November 16, 2006.
---------- -------------------------------------------------- ---------------------------------
5.1        Opinion of Gergosian & Gralewski LLP regarding     Filed electronically herewith.
           the legality of the securities being registered.
---------- -------------------------------------------------- ---------------------------------
10.1       Registration Rights Agreement dated February 1,    Incorporated by reference to
           2007 by and among Semotus Solutions, Inc. and      Exhibit 10.1 of Registrant's Form
           Miro Knezevic and Gail L. Knezevic, Co-Trustees,   8-K filed on February 7, 2007.
           Knezevic Family Trust dated June 30, 1992.
---------- -------------------------------------------------- ---------------------------------
23.1       Consent of L.L. Bradford & Company, LLC            Filed electronically herewith.
---------- -------------------------------------------------- ---------------------------------
23.2       Consent of Gergosian & Gralewski LLP (contained    Filed electronically herewith.
           in Exhibit 5.1).
---------- -------------------------------------------------- ---------------------------------
24.1       Power of Attorney (contained in the signature      Filed electronically herewith.
           page hereof).
---------- -------------------------------------------------- ---------------------------------


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

        a. 1.   To file, during any period in which it offers or sells
        securities, a post-effective amendment to this registration statement to:

           i. Include any prospectus required by section 10(a)(3) of the Securities Act;

           ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering

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                                                                              18
                price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           iii. Include any additional or changed material information on the plan of distribution.

           2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        b. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        c. The registrant will:

           i. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

           ii. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

        d. That, for the purpose of determining liability under the Securities Act to any purchaser:

           If the registrant is relying on Rule 430C:

           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

--------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, hereunto duly authorized, in Los Gatos, California, on November 16, 2007.

                                              By: /s/ Anthony N. LaPine
                                                  --------------------------
                                                  Anthony N. LaPine,
                                                  Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

================================================================================
    SIGNATURES                         TITLE                        DATE
================================================================================

/s/  Anthony N. LaPine         Chief Executive Officer         November 16, 2007
----------------------------   and Chairman of the Board
Anthony N. LaPine


/s/  Charles K. Dargan, II     Chief Financial Officer         November 16, 2007
----------------------------   (Principal Financial Officer
Charles K. Dargan, II          and Principal Accounting
                               Officer)


/s/  Robert Lanz               Director                        November 16, 2007
----------------------------
Robert Lanz*


/s/  Mark Williams             Director                        November 16, 2007
----------------------------
Mark Williams*



/s/  Laurence Murray           Director                        November 16, 2007
----------------------------
Laurence Murray*






--------------------------------------------------------------------------------

                             SEMOTUS SOLUTIONS, INC.
                       (COMMISSION FILE NO. _____________)


                                  EXHIBIT INDEX
                                       TO
                         FORM S-3 REGISTRATION STATEMENT

------- -------------------------------------------------- ---------------------------------
EXHIBIT
NUMBER  DESCRIPTION                                        LOCATION
------- -------------------------------------------------- ---------------------------------
2.1     Investment Agreement dated February 1, 2007 by     Incorporated by reference to
        and among Semotus Solutions, Inc. and Miro         Exhibit 2.1 of Registrant's Form
        Knezevic and Gail L. Knezevic, Co-Trustees,        8-K filed on February 7, 2007.
        Knezevic Family Trust dated June 30, 1992.
------- -------------------------------------------------- ---------------------------------
2.2     Investment Agreement by and among Semotus          Incorporated by reference to
        Solutions, Inc. and Richard Sullivan dated         Exhibit 2.2 of Registrant's Form
        November 13, 2006.                                 8-K filed on November 16, 2006.
------- -------------------------------------------------- ---------------------------------
4.1     Convertible Promissory Note dated February 1,      Incorporated by reference to
        2007.                                              Exhibit 4.1 of Registrant's Form
                                                           8-K filed on February 7, 2007.
------- -------------------------------------------------- ---------------------------------
4.2     Amendment to the Convertible Promissory Note       Incorporated by reference to
        dated October 23, 2007.                            Exhibit 4.2 of Registrant's Form
                                                           8-K filed on October 27, 2007.
------- -------------------------------------------------- ---------------------------------
4.3     Convertible Promissory Note dated November 13,     Incorporated by reference to
        2006.                                              Exhibit 4.1 of Registrant's Form
                                                           8-K filed on November 16, 2006.
------- -------------------------------------------------- ---------------------------------
5.1     Opinion of Gergosian & Gralewski LLP regarding     Filed electronically herewith.
        the legality of the securities being registered.
------- -------------------------------------------------- ---------------------------------
10.1    Registration Rights Agreement dated February 1,    Incorporated by reference to
        2007 by and among Semotus Solutions, Inc. and      Exhibit 10.1 of Registrant's Form
        Miro Knezevic and Gail L. Knezevic, Co-Trustees,   8-K filed on February 7, 2007.
        Knezevic Family Trust dated June 30, 1992.
------- -------------------------------------------------- ---------------------------------
23.1    Consent of L.L. Bradford & Company, LLC            Filed electronically herewith.
------- -------------------------------------------------- ---------------------------------
23.2    Consent of Gergosian & Gralewski LLP (contained    Filed electronically herewith.
        in Exhibit 5.1).
------- -------------------------------------------------- ---------------------------------
24.1    Power of Attorney (contained in the signature      Filed electronically herewith.
        page hereof).
------- -------------------------------------------------- ---------------------------------


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